As filed with the Securities and Exchange Commission on October 15, 1999
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                         CARRAMERICA REALTY CORPORATION
             (Exact name of registrant as specified in its charter)

           MARYLAND                                          52-1796339
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                         Identification Number)

                         1850 K Street, N.W., Suite 500
                             Washington, D.C. 20006
                                 (202) 729-7500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            ------------------------

       Agent for Service:                                    Copies to:
       ------------------                                    ----------

      Linda A. Madrid, Esq.                         J. Warren Gorrell, Jr., Esq.
         General Counsel                               David W. Bonser, Esq.
 CarrAmerica Realty Corporation                        Hogan & Hartson L.L.P.
 1850 K Street, N.W., Suite 500                     555 Thirteenth Street, N.W.
     Washington, D.C. 20006                         Washington, D.C. 20004-1109
         (202) 729-7500                                    (202) 637-5600

                            ------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [ ]

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                                                   Proposed Maximum        Proposed Maximum
                                             Amount to be         Offering Price Per      Aggregate Offering       Amount of
 Title of Securities to be Registered         Registered               Share (1)              Price (1)         Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share        1,849,843                $21.9375              $40,580,931            $11,282
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of CarrAmerica Realty Corporation's Common Stock, par value $0.01 per share, on October 14, 1999, as reported in the consolidated reporting system on the New York Stock Exchange.

--------------------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

RED HERRING:

The information in this prospectus is not complete and may be changed. The selling stockholders identified herein may not sell the securities covered by this prospectus until the Securities and Exchange Commission declares effective the registration statement of which this prospectus is a part. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such an offer or sale is not permitted.

                  Subject to Completion, dated October 15, 1999


PROSPECTUS


CarrAmerica Realty Corporation
1850 K Street, N.W., Suite 500
Washington, D.C. 20006
(202) 729-7500

--------------------------------------------------------------------------------

                                1,849,843 Shares

                         CARRAMERICA REALTY CORPORATION

                                  Common Stock

--------------------------------------------------------------------------------

         The persons and entities listed in this prospectus, whom we refer to as the "selling stockholders," may use this prospectus to offer and sell up to 1,849,843 shares of our common stock from time to time. We are registering these shares for offer and sale as required under the terms of certain registration rights agreements between the selling stockholders and us. Our registration of the offered shares does not mean that any of the selling stockholders will offer or sell any of the shares. We will receive no proceeds of any sales of the offered shares by the selling stockholders, but we will incur expenses in connection with the offering.

         The selling stockholders may sell the offered shares in public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. The selling stockholders may sell the offered shares directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.

         CarrAmerica Realty Corporation's common stock is listed on the New York Stock Exchange and traded under the symbol "CRE."

--------------------------------------------------------------------------------

         Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

                 The date of this prospectus is ______ __, 1999

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

         This prospectus provides you with a general description of the offered shares of common stock. Each time a selling stockholder sells any of these offered shares, the selling shareholder will provide you with this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where to Find More Information."


                         WHERE TO FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available on the SEC's website at http://www.sec.gov and through the CarrAmerica Realty Corporation website at http://www.CarrAmerica.com.

         The SEC allows us to "incorporate by reference" in this prospectus information from other documents filed with the SEC, which means that we may disclose important information in this prospectus by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act before the sale of all of the shares covered by this prospectus:

         o  Our Annual Report on Form 10-K for the year ended December 31, 1998;

         o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

         o Our Current Reports on Forms 8-K filed with the SEC on February 4, 1999, May 7, 1999 and August 16, 1999; and

         o The description of the CarrAmerica Realty Corporation common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 3, 1993.

         We will provide a copy of any of these filings to each person to whom a copy of this prospectus is delivered at no cost, upon written or oral request to:

         CarrAmerica Realty Corporation
         1850 K Street, N.W., Suite 500
         Washington, D.C. 20006
         Attention:  Corporate Secretary
         Telephone:  202/729-7500

         You should rely only on the information contained in this document or other information that we have referred you to in deciding whether to invest in the stock covered by this prospectus. We have not authorized anyone else to provide you with different information. The stockholders selling shares of stock with this prospectus may not make an offer to sell the shares covered by this prospectus in any state where the offer is not permitted.


                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         Certain statements in this prospectus, and in the documents incorporated by reference in this prospectus, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local economic, business and real estate conditions that will, among other things, affect demand for office properties, availability and creditworthiness of tenants, the level of lease rents and the availability of financing to both us and our tenants, adverse changes in the real estate markets including, among other things, competition from other companies, risks of real estate acquisition and development (including the failure of pending acquisitions to close and pending developments to be completed on time and within budget), actions, strategies and performance of affiliates that we may not control, governmental actions and initiatives, and environmental/safety requirements.


                                ABOUT THE COMPANY

         We are a fully integrated, self-administered and self-managed publicly traded real estate investment trust, and focus primarily on the acquisition, development, ownership and operation of office properties in select growth markets across the United States. As of June 30, 1999, we owned 258 properties.


                           NO PROCEEDS TO THE COMPANY

         We will not receive any proceeds from the sale of the stock covered by this prospectus. All costs and expenses incurred in connection with the registration under the Securities Act of the offering made hereby will be paid by us, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders and share transfer and other taxes attributable to the sale of the offered shares, which will be paid by the selling stockholders. See "Selling Stockholders."


                            THE SELLING STOCKHOLDERS

         The selling stockholders hold 342,865 units of limited partner interest in Carr Realty, L.P. and 1,506,978 units of limited partner interest in CarrAmerica Realty, L.P. These units, in the case of Carr Realty, L.P., were issued in one transaction that was consummated in February 1998, and, in the case of CarrAmerica Realty, L.P., were issued in six separate transactions that occurred between May 1996 and December 1997. CarrAmerica Realty Corporation may issue the offered shares to the selling stockholders in exchange for these units if and to the extent that the selling stockholders redeem the units and CarrAmerica Realty Corporation elects to issue to them shares of its common stock in exchange. The following table provides the name of each selling stockholder. It also provides the number of shares of common stock that may be issued to the selling stockholder in exchange for these partnership units, which are the shares that may be offered using this prospectus. Since the selling stockholders may sell all, some or none of the offered shares, no estimate can be made of the number of offered shares that will be sold by the selling stockholders or that will be owned by the selling stockholders upon completion of the offering. The offered shares represent approximately 2.77% of the total shares of the common stock of CarrAmerica Realty Corporation outstanding as of August 16, 1999, assuming redemption of all outstanding partnership units in Carr Realty, L.P. and CarrAmerica Realty, L.P. owned by the selling stockholders in exchange for shares of common stock.

                                                                     Number of Shares of Common Stock
Name of Selling Stockholder                                                   Offered Hereby
---------------------------                                                   --------------
A.R. Pierce Trust FBO K.P. Messick                                                   3,454
A.R. Pierce Trust FBO L.P. Cornett                                                   3,454
J. Wallace Adair, Trustee Under
   Agreement dated July 31, 1990                                                    22,369
Harold F. Baker                                                                     22,369
Bannockburn General Partnership                                                    144,094
George H. Beuchert, Jr.                                                             10,911
George H. Beuchert, Jr. and Maurice J. Montaldi,
   TTEES/Non-Marital Tr W/W George A. Kesier, Jr.                                   12,934
John Bodner, Jr.                                                                    25,417
Bristol Plaza                                                                        3,781
John F. Bruce                                                                        3,596
Larry W. Burford                                                                     3,234
Ann Crocker                                                                         16,532
F. Tim Fenton                                                                        9,162
Joan Fenton                                                                         16,532
Fiduciary Trust Company International,
   Trustee under the Will of Gordon Gray                                            11,911
First Security Bank, Trustee Carol S. Smith Marital Trust                            1,640
First Security Bank, Trustee Carol S. Smith GST Trust                                  926
Christine Harris                                                                    16,532
John T. Helbert                                                                      3,234
Robert H. Herzstein                                                                  9,892
James Hayes Residual Trust                                                          11,648
Ralph B. Johnson                                                                   100,016
Shauna Johnson                                                                      16,531
Robert N. Keyser                                                                    11,648
Bernard Koteen                                                                      64,669
Frank P. Krasovec                                                                  408,724
Lakeview 436 Associates, Ltd.                                                        2,748
W. Edward Lawrence                                                                   3,233

                                                                     Number of Shares of Common Stock
Name of Selling Stockholder                                                   Offered Hereby
---------------------------                                                   --------------
Frederick V. Malek                                                                   6,467
John Owen May                                                                        2,016
Katheryn P. Messick                                                                  9,141
Jeffrey L. Minch                                                                   434,932
Ruth O'Donnell                                                                       3,032
James L. Pierce                                                                     12,595
Robert A. Pierce                                                                    12,595
Stephen C. Pierce                                                                   12,595
William H. Pierce                                                                    3,234
Phoenix West Associates, Ltd.                                                        5,884
Pines Realty Associates, Ltd.                                                        2,849
Plaza Developers Holdings LLC                                                       11,452
Keith E. Pugh, Jr.                                                                   3,743
Terrence C. Sheehy                                                                   5,127
William Simon                                                                       25,867
Carol Smith                                                                         13,966
James Lee Sorenson                                                                 116,548
James LeVoy Sorenson                                                                84,789
Joseph T. Sorenson                                                                  25,694
H. Brian Thompson                                                                    6,467
Versailles Associates Limited Partnership                                            5,039
Carolyn E. Warner                                                                    2,840
A. Duncan Whitaker                                                                   9,513
Carlton R. Williams, Jr.                                                            52,075
Gail Williamson                                                                     16,532
Alan M. & Paula Wiseman                                                              3,660
                                                                                 ---------
     TOTAL                                                                       1,849,843


                              PLAN OF DISTRIBUTION

         Any of the selling stockholders may from time to time sell all or a portion of the offered shares in one or more transactions on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which our common stock is listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the offered shares will be determined by the selling stockholders and, at the time of such determination, may be higher or lower than the market price of the common stock on the New York Stock Exchange. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling stockholder or from purchasers of the offered shares for whom they may act as agents, and underwriters may sell the offered shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The offered shares may be sold directly or through broker-dealers acing as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the offered shares may be sold include:

         o block trades in which a broker-dealer attempts to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         o exchange distributions in accordance with the rules of the New York Stock Exchange;

         o  privately negotiated transactions; and

         o  underwritten transactions.

         The selling stockholders and any underwriters, dealers or agents participating in a distribution of the offered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of the offered shares by the selling stockholders and any commissions received by any such dealers or agents may be deemed to be underwriting commissions under the Securities Act of 1933, as amended.

         When a selling stockholder elects to make a particular offer of shares covered by this prospectus, this prospectus and a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such selling stockholder and any other required information.

         We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933, as amended, of the offered shares, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of our counsel and accountants. The selling stockholders will pay any brokerage fees and commissions, fees and disbursements of their own legal counsel and stock transfer and other taxes attributable to the sale of the offered shares. Under agreements that may be entered into by us, underwriters, dealers and agents who participate in the distribution of the offered shares, and their respective directors, trustees, officers, partners, agents, employees and affiliates, may be entitled to indemnification by us against specified liabilities, including liabilities, losses, claims, damages and expenses and any actions or proceedings arising under the securities laws in connection with this offering, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. We also have agreed to so indemnify each of the selling stockholders and each person who controls (within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended) the selling stockholders. Each of the selling stockholders has agreed to indemnify us, each person who controls us (within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended) and each of our directors and officers, against specified losses, claims, damages, liabilities and expenses and any actions or proceedings arising under the securities laws in connection with this offering with respect to written information furnished to us by such selling stockholders.

                                     EXPERTS

         Our consolidated financial statements and schedule, as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been incorporated herein by reference in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         The legality of the securities offered hereby has been passed upon for us by Hogan & Hartson L.L.P., Washington, D.C. If any portion of the offered shares is distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any underwriters or agents by counsel for such underwriters or agents identified in the applicable prospectus supplement.

--------------------------------------------------------------------------------

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by CarrAmerica Realty Corporation or the selling stockholders. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the offered shares in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of CarrAmerica Realty Corporation since the date hereof.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


About this Prospectus                                                   2

Where to Find More Information                                          2

A Warning about Forward-Looking Statements                              3

About the Company                                                       3

No Proceeds to the Company                                              3

The Selling Stockholders                                                3

Plan of Distribution                                                    5

Experts                                                                 7

Legal Matters                                                           7

--------------------------------------------------------------------------------


                                1,849,843 Shares

                         CarrAmerica Realty Corporation
                                  Common Stock

                       ----------------------------------

                                   PROSPECTUS

                       ----------------------------------

                              ___________ __, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The estimated expenses, other than underwriting discounts and commissions, in connection with the offering of the shares of CarrAmerica Realty Corporation common stock, are as follows:

         Registration Fee - Securities and Exchange Commission        $11,410
         Legal Fees and Expenses                                       50,000
         Accounting Fees and Expenses                                  10,000
         Miscellaneous                                                  3,590
                                                                      -------
         Total                                                        $75,000


Item 15. Indemnification of Officers and Directors.

         CarrAmerica Realty Corporation's officers and directors are and will be indemnified under Maryland law and under the charter and by-laws of the company. The charter requires CarrAmerica to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of Maryland. The by-laws require the company to indemnify, to the fullest extent permitted under Section 2-418 of the Maryland General Corporation Law as in effect from time to time, any person who is or was, or is the personal representative of a deceased person who was, a director or officer of CarrAmerica against any judgments, penalties, fines, settlements and reasonable expenses and any other liabilities; provided, that, unless applicable law otherwise requires, indemnification shall be contingent upon a determination, by the board of directors of CarrAmerica by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board of directors consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate or by special legal counsel selected by and if directed by the board of directors as set forth above, that indemnification is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct prescribed by Section 2-418(b) of the Maryland General Corporation Law.

         In addition, CarrAmerica's charter provides that, to the fullest extent permitted under Maryland law, directors and officers of the company will not be liable to CarrAmerica and its stockholders for money damages. Under Maryland law, a corporation formed in Maryland is permitted to limit, by provision in its charter, the liability of directors and officers so that no director or officer of the corporation shall be liable to the corporation or to any stockholder for money damages except to the extent that (i) the director or officer actually received an improper benefit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in a proceeding that the director's or officer's action was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Item 16. Exhibits.

         The exhibits to this registration statement are listed in the Exhibit Index, which appears immediately after the signature page and is incorporated herein by reference.

Item 17. Undertakings.

I.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs I(1)(i) and I(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

III. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, as amended, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on October 15, 1999.


                                            CARRAMERICA REALTY CORPORATION,
                                            a Maryland corporation


                                            By: /s/ Richard F. Katchuk
                                                --------------------------------
                                                Richard F. Katchuk
                                                Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

               Signature                                 Title                                  Date
               ---------                                 -----                                  ----
            *                            Chairman of the Board of Directors               October 15, 1999
-------------------------
Oliver T. Carr, Jr.

            *                            President, Chief Executive Officer               October 15, 1999
-------------------------                and Director (principal executive
Thomas A. Carr                           officer)

/s/ Richard F. Katchuk                   Chief Financial Officer (principal               October 15, 1999
-------------------------                financial and accounting officer)
Richard F. Katchuk

            *                            Director                                         October 15, 1999
-------------------------
C. Ronald Blankenship

            *                            Director                                         October 15, 1999
-------------------------
Andrew F. Brimmer

            *                            Director                                         October 15, 1999
-------------------------
A. James Clark

            *                            Director                                         October 15, 1999
-------------------------
Timothy Howard

            *                            Director                                         October 15, 1999
-------------------------
Caroline S. McBride

            *                            Director                                         October 15, 1999
-------------------------
William D. Sanders

            *                            Director                                         October 15, 1999
-------------------------
Wesley S. Williams, Jr.

* By: /s/ Richard F. Katchuk
      -----------------------------------
      Richard F. Katchuk
      As Attorney-in-Fact
      (See Exhibit 24.1)

                                  EXHIBIT INDEX

Exhibit
Number                            Description of Exhibit
------                            ----------------------

  3.1 Articles of Amendment and Restatement of Articles of Incorporation of CarrAmerica Realty Corporation (incorporated by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q of CarrAmerica Realty Corporation for the quarter ended March 31,
               1996)

  3.2 Articles Supplementary Relating to Series A Cumulative Convertible Redeemable Preferred Stock dated October 24, 1996 (incorporated by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q of CarrAmerica Realty Corporation for the quarter ended September 30, 1996)

  3.3 Articles Supplementary Relating to Series B Cumulative Redeemable Preferred Stock dated August 8, 1997 (incorporated by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q of CarrAmerica Realty Corporation for the quarter ended June 30,
               1997)

  3.4 Articles Supplementary Relating to Series C Cumulative Redeemable Preferred Stock dated October 30, 1997 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of CarrAmerica Realty Corporation filed on November 6, 1997)

  3.5 Articles Supplementary Relating to Series D Cumulative Redeemable Preferred Stock dated December 17, 1997 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of CarrAmerica Realty Corporation filed on December 19, 1997)

  3.6 Articles of Amendment of Articles of Amendment and Restatement of Articles of Incorporation of CarrAmerica Realty Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of CarrAmerica Realty Corporation filed on July 1,
               1998)

  3.7 Second Amendment and Restatement of By-laws of CarrAmerica Realty Corporation (incorporated by reference to Exhibit 3 of the Current Report on Form 8-K of CarrAmerica Realty Corporation filed on February 12, 1997)

  3.8 Amendment to Second Amendment and Restatement of By-laws of CarrAmerica Realty Corporation (incorporated by reference to
               Exhibit 3.2 of the Quarterly Report on Form 10-Q of CarrAmerica Realty Corporation for the quarter ended June 30, 1998)

  3.9 (Second) Amendment to Second Amendment and Restatement of By-laws of CarrAmerica Realty Corporation (incorporated by reference to Exhibit 3.3 of the Quarterly Report on Form 10-Q of CarrAmerica Realty Corporation for the quarter ended June 30, 1998)

  5.1          Opinion of Hogan & Hartson L.L.P.

 23.1          Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

 23.2          Consent of KPMG LLP, independent public accountants

 24.1          Powers of Attorney